EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•	Registration Statement (Form S-8 No. 333-174702) pertaining to the Natus Medical Incorporated 2011 Stock Awards Plan and 2011 Employee Stock Purchase Plan,

•	Registration Statement (Form S-8 No. 333-133657) pertaining to the Natus Medical Incorporated Amended and Restated 2000 Stock Awards Plan, and

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Registration Statement (Form S-8 No. 333-65584) pertaining to the Natus Medical Incorporated 1991 Stock Option Plan, 2000 Stock Option Plan, 2000 Supplemental Stock Option Plan, 2000 Director Option Plan, and 2000 Employee Stock Purchase Plan,

of our report dated April 30, 2013, with respect to the Statement of Revenues and Direct Expenses and Statement of Assets Acquired and Liabilities Assumed of the Nicolet Business of CareFusion Corporation as of and for the year ended June 30, 2012, included in this Form 8-K/A of Natus Medical Incorporated dated May 1, 2013.

/s/ Ernst & Young LLP

Irvine, California

April 30, 2013